                                                                    Exhibit 5.1

                      [LETTERHEAD OF GUNDERSON DETTMER]


                               March 15, 1999


Legato Systems, Inc.
3210 Porter Drive
Palo Alto, California 94304

         Re:   Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-4 originally filed by Legato Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on March 15, 1999, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,721,000 shares of the Company's Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares.

          It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the proxy statement/prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                        Very truly yours,


                                        /s/ Gunderson Dettmer Stough
                                                 Villeneuve & Hachigan, LLP


                                        GUNDERSON DETTMER STOUGH
                                            VILLENEUVE FRANKLIN & HACHIGAN, LLP